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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-98834 of Primark Corporation on Form S-3 of our report dated February 14, 1995, incorporated by reference in the Annual Report on Form 10-K of Primark Corporation for the year ended December 31, 1994, and to the references to us under the headings "Selected Consolidated Historical and Pro Forma Financial and Operating Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  DELOITTE & TOUCHE LLP

Boston, Massachusetts

November 7, 1995